Exhibit 99.3

IT&E Internaotional Group

Unaudited Pro Forma Condensed Consolidated Financial Statements

On November 9, 2005 and December 22, 2005, IT&E International Group (the “Company”, “we” or “our”) entered into a series of transactions related to a private placement of the registrant’s senior secured convertible promissory notes, the acquisition of assets from Millennix Inc., and the amendment of agreements with Laurus Master Fund, Ltd, including the payoff of the outstanding balance of a $5,000,000 Secured Convertible Term Note, dated October 18, 2004.  Summaries of these transactions are as follows:

The Private Placement

On November 9, 2005, in connection with the private placement of our senior secured convertible promissory notes to certain investors (“Private Placement”), we entered into a Securities Purchase Agreement that obligated the Company to issue senior secured convertible promissory notes (“Senior Notes”) in the aggregate principal amount of up to $11,500,000 and warrants to purchase an additional 82,142,832 shares of common stock of the registrant.

At the initial closing, we issued Senior Notes in the aggregate principal amount of $7,000,000 and warrants to purchase an additional 49,999,985 shares of our common stock at an exercise price of $0.10 per share.  Of this amount, $5,800,000 was issued to ComVest Investment Partners II LLC (“ComVest”).

On December 22, 2005, in connection with the second closing of the Private Placement, we issued Senior Notes in the aggregate principal amount of $4,500,000 to ComVest along with a warrant to purchase up to an additional 32,142,847 shares of our common stock at an exercise price of $0.10 per share.

The Senior Notes shall automatically convert into shares of the Company’s Series D Convertible Preferred Stock (“Series D Preferred Stock”) equal to the total outstanding principal amount under all issued and outstanding Senior Notes divided by $1,000 upon the due authorization of such Series D Preferred Stock and the filing of a Certificate of Designations setting forth the rights, preferences and privileges of such Series D Preferred Stock with the relevant Secretary of State.  Each share of Series D Preferred Stock shall initially be convertible at the option of the holder into 14,285.71 shares of the Company’s common stock.  The Company has recorded this transaction as equity since the number of shares to be issued is fixed and determinable, and the conversion of the Senior Notes is an event certain to occur since our Board of Directors and shareholders have previously approved the creation of the Series D Preferred Stock for this purpose and the conversion of the Senior Note into equity is subject only to the filing of a definitive Schedule 14C Information Statement related to the actions taken in connection with the Private Placement and the expiration of the applicable waiting period prescribed by Rule 14c-2 of the Securities Exchange Act of 1934, as amended.  In addition, in accordance with Emerging Issues Task Force No. 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments”, since the Senior Notes are convertible into equity at beneficial conversion rates, an embedded beneficial conversion feature has been computed at approximately $8.1 million and is being treated as a dividend to the preferred shareholders and will result in a reduction of the earnings (loss) available to common shareholders for earnings per share purposes.

In addition, pursuant to the Securities Purchase Agreement, we have given ComVest the right to purchase an additional Senior Note in the principal amount of up to $5,000,000 and warrants to purchase up to an additional 35,714,256 shares of common stock for a period of six (6) months after November 9, 2005.

The Millennix Acquisition

On November 9, 2005, we also entered into an Asset Purchase Agreement pursuant to which we purchased substantially all of the assets of Millennix Inc. (“Millennix”).  Millennix is a contract research organization located in the State of New York.  The purchase price paid for such assets was $1,100,000 in cash, 10,416,667 shares of the registrant’s common stock (the “Acquisition Shares”) and a possible additional $1,400,000 in cash, contingent on the achievement of certain earnout milestones.  Further, in connection with the acquisition of the Millennix assets, the registrant also assumed certain liabilities of Millennix, including, without limitation, the amounts outstanding under certain promissory notes in the aggregate principal amount of approximately $850,000.  Additionally, we also issued fully vested stock options to certain Millennix employees.  A portion of the proceeds from the Private Placement was used to fund the cash portion of the consideration paid for the Millennix assets.

Pursuant to the Asset Purchase Agreement, Dr. Gene Resnick, the sole shareholder of Millennix, is obligated to indemnify the Company for breaches of the representations and warranties of Millennix contained in the Asset Purchase Agreement for a period of twenty-four (24) months after the closing of the acquisition of Millennix up to a maximum aggregate amount of $275,000.  The Company entered into an Indemnity Escrow Agreement with Dr. Resnick and Union Bank of California, pursuant to which we deposited $110,000 of the cash portion of the purchase price for the Millennix assets with Union Bank of California as partial security for the indemnification obligations of Millennix and Dr. Resnick.  Any funds remaining in the escrow account twelve (12) months after the closing of the acquisition of Millennix will be released to Millennix (subject to the existence of any outstanding and unresolved claims).

The Laurus Amendment

The Company had previously entered into the following agreements with Laurus Master Fund, Ltd. (“Laurus”):  (i) a Secured Convertible Term Note, dated October 18, 2004 (the “Laurus Note”); (ii) a Common Stock Purchase Warrant, dated October 18, 2004 (the “Laurus Warrant”); (iii) a Registration Rights Agreement, dated October 18, 2004 (“Registration Rights Agreement”); and (iv) the Securities Purchase Agreement, dated October 18, 2004, as amended (the “Securities Purchase Agreement” and together with the Laurus Note, the Laurus Warrant and the Registration Rights Agreement and the additional agreements referenced therein, the “Loan Documents”).

On November 9, 2005, we entered into an amendment to the Loan Documents (the “Amendment”).  Pursuant to the Amendment, we pre-paid the entire amount outstanding under the Laurus Note, including all outstanding principal and accrued interest, together with a pre-payment penalty of $650,000.  In addition, we amended the Laurus Warrant to reduce the exercise price of such Laurus Warrant to $0.22 per share.  This repricing of the warrants resulted in an additional cost of pre-paying the loan of approximately, $38,000.

The following presents our unaudited pro forma financial information for the year ended December 31, 2004 and for the nine months ended September 30, 2005.  The pro forma statements of operations are presented as if these transactions occurred as of January 1, 2004.  The unaudited pro forma balance sheet has been prepared as if the transactions occurred as of September 30, 2005.  The pro forma adjustments are based upon information available and certain assumptions that we believe are reasonable.

The unaudited pro forma condensed consolidated statements do not necessarily represent the actual results that would have been achieved had the transactions occurred on the dates presented, nor are they indicative of future operations.  These unaudited pro forma condensed financial statements should be read in conjunction with the companies’ respective historical financial statements and notes included thereto.

IT&E INTERNATIONAL GROUP

Unaudited Consolidated Combined Pro Forma Balance Sheet

September 30, 2005

	IT&E International Group September 30, 2005	Millennix Inc. September 30, 2005	Notes	Pro Forma Adjustments	Pro Forma Combined
	(unaudited)	(unaudited)
Assets

Current assets:
Cash	$2,177,026	$178,060	1)	4,661,638	$7,016,724
Accounts receivable, net of allowance for doubtful accounts	2,418,511	1,169,338			3,587,849
Unbilled revenue	79,312	—			79,312
Prepaid and other current assets	228,614	44,926	2)	(74,264)	199,276
Total current assets	4,903,463	1,392,324		4,587,374	10,883,161

Fixed assets, net	265,956	16,394			282,350
Loan fees, net	590,299	—	3)	(590,299)	—
Deposits	11,679	—			11,679
Intangibles	—	—	4)	1,031,000	1,031,000
Goodwill	—	—	4)	3,147,102	3,147,102

	$5,771,397	$1,408,718		$8,175,177	$15,355,292

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$394,662	$268,331			662,993
Accrued payroll and employee benefits	489,029	75,278			564,307
Current portion of capital lease obligations	3,441	—			3,441
Notes payable to related parties	—	820,821			820,821
Current portion of note payable	2,123,077	55,000	5)	(2,178,077)	—
Accrued interest on note payable	41,285	—	5)	(41,285)	—
Deferred revenue	—	874,914			874,914
Deferred rent	24,927	—			24,927
Other accrued liabilities	114,897	267			115,164
Total current liabilities	3,191,318	2,094,611		(2,219,362)	3,066,567

Long-term capital lease obligations, less current portion	13,388	—			13,388
Long-term note payable, less current portion	2,300,000	27,500	5)	(2,327,500)	—

	5,504,706	2,122,111		(4,546,862)	3,079,955

Stockholders’ equity	266,691	(713,393)	6)	12,722,039	12,275,337

	$5,771,397	$1,408,718		$8,175,177	$15,355,292

See accompanying notes to the unaudited consolidated combined pro forma financial statements

IT&E INTERNATIONAL GROUP

Unaudited Consolidated Combined Pro Forma Statements of Operations

For the year ended December 31, 2004

	IT&E International Group	Millennix Inc.	Notes	Pro Forma Adjustments	Pro Forma Combined
	(restated)
Service revenue	$13,437,388	$2,598,543			$16,035,931
Reimbursement revenue	405,749	413,580			819,329

Total revenue	13,843,137	3,012,123			16,855,260

Cost of revenue	9,497,806	2,893,033			12,390,839
Reimburseable out-of-pocket expenses	405,749	—			405,749

Total cost of sales	9,903,555	2,893,033			12,796,588

Gross profit	3,939,582	119,090			4,058,672

Operating Expenses:
General and administrative expenses	2,815,865	790,174			3,606,039
Sales and marketing expenses	982,077	27,244			1,009,321
Depreciation expense	21,588	27,118			48,706
Amortization of intangibles	—	—	1)	285,393	285,393
Officer compensation	457,981	162,488	2)	77,500	697,969

Total operating expenses	4,277,511	1,007,024			5,647,428

Net operating loss	(337,929)	(887,934)			(1,588,756)

Other income (expense):
Interest expense	(102,131)	(5,451)	3)	38,455	(69,127)
Loan fee amortization	(60,235)	—	3)	60,235	—
Fees on long-term debt	—	—	4)	(687,922)	(687,922)
Write off of loan fees	—	—	5)	(867,379)	(867,379)
Other	32,831	5,000			37,831

Total other income (expense)	(129,535)	(451)			(1,586,597)

Loss before provision for income taxes	(467,464)	(888,385)			(3,175,353)

Provision for income taxes	—	—			—

Net loss	(467,464)	(888,385)			(3,175,353)

Beneficial Conversion Feature	—	—			(8,106,350)

Net loss applicable to common stockholders	$(467,464)	$(888,385)			$(11,281,703)

Weighted average number of common shares outstanding - basic and fully diluted	19,000,000		6)	10,779,167	29,779,167

Net income (loss) per share - basic and fully diluted	$(0.02)				$(0.38)

See accompanying notes to the unaudited consolidated combined pro forma financial statements

IT&E INTERNATIONAL GROUP

Unaudited Consolidated Combined Pro Forma Statements of Operations

For the nine months ended September 30, 2005

	IT&E International Group	Millennix Inc.	Notes	Pro Forma Adjustments	Pro Forma Combined

Service revenue	$13,036,358	$2,612,884			$15,649,242
Reimbursement revenue	379,833	448,899			828,732

Total revenue	13,416,191	3,061,783			16,477,974

Cost of revenue	8,907,476	1,965,677			10,873,153
Reimburseable out-of-pocket expenses	379,833	—			379,833

Total cost of sales	9,287,309	1,965,677			11,252,986

Gross profit	4,128,882	1,096,106			5,224,988

Operating Expenses:
General and administrative expenses	2,405,345	588,388			2,993,733
Sales and marketing expenses	988,273	32,500			1,020,773
Depreciation expense	66,491	34,268			100,759
Amortization of intangibles	—	—	1)	140,545	140,545
Officer compensation	778,582	130,000	2)	50,000	958,582

Total operating expenses	4,238,691	785,156			5,214,392

Net operating income (loss)	(109,809)	310,950			10,596

Other income (expense):
Interest income	58,331	—			58,331
Interest expense	(375,960)	(17,246)	3)	391,406	(1,800)
Loan fee amortization	(216,845)	—	4)	216,845	—
Fees on long-term debt	(214,039)	—	4)	214,039	—
Non-cash financing costs	(62,500)	—			(62,500)

Total other income (expense)	(811,013)	(17,246)			(5,969)

Income (loss) before provision for income taxes	(920,822)	293,704			4,627

Provision for income taxes	—	—			—

Net income (loss)	$(920,822)	$293,704			$4,627

Weighted average number of common shares outstanding - basic and fully diluted	20,412,124		5)	10,779,167	31,191,291

Net income (loss) per share - basic and fully diluted	$(0.05)				$0.00

See accompanying notes to the unaudited consolidated combined pro forma financial statements

IT&E International Group

Notes to Unaudited Consolidated Combined Pro Forma Financial Statements

Balance Sheets at September 30, 2005

1)     Reflects net cash received related to ComVest Private Placement ($11,012,500), partially offset by cash used to pay outstanding balances (principal, accrued interest and loan prepayment penalty) payable to Laurus ($5,114,362) and Bank of New York ($82,500) and cash used to acquire assets of Millennix Inc. ($1,100,000) and its related transaction costs ($54,000).

2)     Includes write off of the capitalized transaction costs related to the purchase of Millennix Inc. ($64,459) and the ComVest Private Placement ($9,805).

3)     Reflects the write off of the unamortized portion of the loan fees related to the note payable to Laurus.

4)     Reflects the Intangible Assets ($1,031,000) and Goodwill ($3,147,102) acquired through the Millennix acquisition.

5)     Reflects the repayment of principal amount and accrued interest related to notes payable to Laurus ($4,464,362) and Bank of New York ($82,500).

6)     Includes: a) convertible notes payable net of related transaction costs for the ComVest Private Placement ($11,002,695); b) Costs associated with the pay off of the Laurus note payable ($1,240,299); c) common stock issued related to the acquisition of Millennix Inc. ($2,246,250); and d) elimination of the net equity of Millennix Inc. ($713,393).

Statements of Operations for the year ended December 31, 2004

1)     Reflects amortization of Intangibles.

2)     Reflects adjustment to officers’ compensation in conjunction of the Millennix acquisition.

3)     Reflects the reversal of interest expense and amortization of loan fees related to the Laurus note payable as if the repayment occurred on January 1, 2004.

4)     Reflects the prepayment penalties ($650,000) and non-cash costs related to the repricing of warrants ($37,922) related to the Laurus note payable.

5)     Reflects total loan fees related to Laurus note payable including the implied cost of warrants.

6)     Reflects the net shares issued in connection with the Millennix transaction.

Statements of Operations for the nine months ended September 30, 2005

1)     Reflects amortization of Intangibles.

2)     Reflects adjustment to officers’ compensation in conjunction to the Millennix acquisition.

3)     Reflects the reversal of interest expense related to notes payable to Laurus ($374,160) and Bank of New York ($17,246) as if the repayments occurred on January 1, 2004.

4)     Reflects the reversal of amortization of loan fees and fee on long-term debt related to the Laurus note payable.

5)     Reflects the net shares issued in connection with the Millennix transaction.